Exhibit 10.10

FIRST AMENDMENT TO LEASE AGREEMENT

between

1350 S Dixie LLC,

A Delaware limited liability

company AS LESSOR

AND

NRI Real Token Tenant, LLC

A Delaware limited liability

company AS LESSEE

Exhibit B

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT is made and entered into by 1350 S DIXIE LLC, as Lessor, and NRI REAL TOKEN TENANT, LLC, as Lessee, as of this 14th day of December, 2022.

RECITALS

A. Lessor and Lessee entered into that certain Lease Agreement dated as of November 9, 2021 by which Lessor leased to Lessee that certain Leased Property as defined in the Lease;

B. Lessor and Lessee now desire to amend the Lease to make certain ministerial changes to Exhibit B thereto and to update the name of the REIT, as more particularly described in this First Amendment.

NOW, THEREFORE, intending to be legally bound, Lessor and Lessee hereby modify and amend the Lease as follows:

AMENDMENTS

1. Recital Incorporated By Reference. The above Recitals are true and correct and are incorporated herein by this reference.

2. Capitalized Tenns. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

3. Amendments.

A. Section 1.1 (e) is hereby modified to add thereto the following: FF&E is pair of the Leased Property except to the extent otherwise determined by Lessor and Lessee, in which event FF&E shall be considered Lessee’s Personal Property.

B. In Section 2.1, the defined term “REIT” shall be amended to replace the current REIT name, NRI Real Token, Inc. to its amended name, NRI Real Estate Investment and Technology, Inc., a Maryland corporation.

C. The existing Exhibit B is hereby deleted, and, in its place, new existing Exhibit B is attached.

D. Section 6.2 is hereby modified to delete the third sentence thereof and replace it with the following: Lessee may (and shall as provided hereinbelow), at its expense but subject to the Hotel Agreements, install, affix or assemble or place on any parcels of the Land or in any of the Improvements, any items of personal property (including Inventory and FF&E) owned by Lessee. (collectively, the Lessee’s Personal Property”).

4. Lease Ratification and Reaffirmation. Lessor and Lessee hereby ratify, confirm and reaffirm the Lease and all duties and obligations of the parties thereto and hereby agree that the Lease shall continue in full force and effect in accordance with its terms, conditions, and provisions thereof, notwithstanding the amendments set forth in this Agreement.

5. Miscellaneous. All references in the Lease to “this Lease” shall be deemed references to the Lease as amended by this First Amendment. In the event the terms of this First Amendment conflict with the terms of the Lease, this First Amendment shall control. This First Amendment shall be binding upon and inure to the benefit of the patties hereto and their respective successors and permitted assigns. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument. An emailed pdf or other true copy of a duly executed counterpart of this First Amendment shall be sufficient to evidence the binding agreement of each party to the terms of this First Amendment.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this First Amendment on the day and year first above written.

“LESSOR”: 1350 S DIXIE LLC

By:	/s/ Brent M. Reynolds
Name:	Brent M. Reynolds
Title:	Authorized Representative

“LESSEE”: NRI REAL TOKEN TENANT, LLC

By:	/s/ Brent M. Reynolds
Name:	Brent M. Reynolds
Title:	Authorized Representative

Exhibit B

Exhibit “B”

RENT COMPONENTS AND TERMS

Rent is calculated as the greater of base or percentage rent. Base Rent:

Lease Year	Base Rent
1		$1,500,000
2		$1,500,000
3		$1,500,000
4	$
5	$

Percentage Rent*:

Operating Revenue other than Food & Beverage Revenue (each as defined in the Uniform System).	Percentage
Quarterly Gross Operating Revenue Other Than Food and Beverage Revenue	Rent Rate*
Less than $2,000,000	0.00%
$2,000,001 - $2,125,000	10.00%
$2,125,001 - $2,250,000	11.50%
$2,250,001 - $2,375,000	12.90%
$2,375,001 - $2,500,000	14.20%
$2,500,001 - $2,625,000	15.40%
$2,625,001 - $2,750,000	16.50%
$2,750,001 - $2,875,000	17.50%
$2,875,001 - $3,000,000	25.50%
$3,000,001 - $3,125,000	26.00%
$3,125,001 - $3,250,000	26.20%
$3,250,001 - $3,375,000	26.80%
Greater than $3,375,000	27.30%

Food & Beverage Revenue Quarterly Gross Food & Beverage Revenue	Percentage Rent Rate*
Less than $2,375,000	0.000%
$2,375,001 - $2,500,000	6.000%
$2,500,001 - $2,625,000	6.150%
$2,625,001 - $2,750,000	6.300%
$2,750,001 - $2,875,000	6.450%
$2,875,001 - $3,000,000	6.600%
$3,000,001 - $3,125,000	6.750%
$3,125,001 - $3,250,000	6.900%
$3,250,001 - $3,375,000	7.050%
$3,375,001 - $3,500,000	7.200%
$3,500,001 - $3,625,000	7.350%
Greater than $3,625,000	7.500%

*	Percentage Rent Rate is tiered for each revenue bucket. For example, if Gross Operating Revenue other than Food & Beverage Revenue for a Lease Quarter equals $2,200,000, then the applicable Percentage Rent Rates for such Lease Quarter is 10.00% for the first $2,125,000 of Gross Operating Revenue other than Food & Beverage Revenue, and 11.50% for the remaining $75,000, so that the Total Operating Revenue other than Food & Beverage Revenue Percentage Rent due for the Lease Quarter would equal $212,500 + $8,625 =$221,125. And if Gross Food & Beverage Revenue for a Lease Quarter equals $2,925,000, then the applicable Percentage Rent Rates for such Lease Quarter is 6.450% for the first $2,875,000, and 6.60% for the remaining $50,000, so that the Total Food & Beverage Percentage Rent due for the Lease Quarter would equal $185,437.50 + $3,300 = $188,737.50, and the combined Total Operating Revenue other than Food & Beverage Revenue Percentage Rent and Total Food & Beverage Percentage Rent due for the Lease Quarter would equal$ 409,862.50.

Exhibit B

4